UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement
Scheduled 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Attached hereto is an English translation of an advertisement published by Triple-S Management Corporation (“TSM”) in various newspapers of general circulation in Puerto Rico regarding the annual meeting of shareholders of TSM expected to be held on April 27, 2012.

Please read the proxy statement because it contains important information.  The proxy statement was filed by TSM with the Securities and Exchange Commission on March 16, 2012 and may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov.  If necessary, TSM shareholders may obtain a written copy of the proxy statement by contacting Broadridge Financial Solutions, Inc. at 1-800-579-1639.

Attachment:

(1)	Advertisement published by TSM regarding the Annual Meeting of Shareholders of TSM to be held on April 27, 2012.

CALL FOR MEETING

ANNUAL MEETING OF SHAREHOLDERS
April 27, 2012

The Board of Directors of Triple-S Management Corporation invites you to the Annual Meeting of Shareholders to be held on Friday, April 27, 2012 at 9:00 a.m. at the Bahía Room of the Sheraton Puerto Rico Convention Center and Casino Hotel.

Registration will begin at 7:30 a.m.
You should bring identification with a photograph.